Sub-Item 77I:

During the six-month period ended March 31, 2018, ALPS Series Trust (the “Registrant”) offered the following series and share classes:

Series	Class(es)	Registration Statement
Beacon Accelerated Return Strategy Fund	Class A	Post-Effective Amendment
	Institutional	No. 61 (SEC Accession No.
0001398344-17-012474)
Beacon Planned Return Strategy Fund	Class A	Post-Effective Amendment
	Institutional	No. 61 (SEC Accession No.
0001398344-17-012474)

Post-Effective Amendment No. 61 includes the terms of the Class A and Institutional Classes of the Beacon Accelerated Return Strategy Fund and the Beacon Planned Return Strategy Fund and is hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.